Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 24, 2022, in the Registration Statement (Form S-1) and related Prospectus of Nikola Corporation dated March 11, 2022.

/s/ Ernst & Young LLP

Phoenix, Arizona

March 11, 2022